EXHIBIT 10.23

                              AGREEMENT REGARDING
                           JOINT DEVELOPMENT PROGRAM
                                (THE AGREEMENT)
                                    BETWEEN
                                 ENGELHARD/ICC
                                      AND
                       AB AIR TECHNOLOGIES, LTD. (AB AIR)
                                AUGUST 21, 1995

WHEREAS:

     Engelhard/ICC (E/ICC), a partnership of Engelhard Corporation and ICC Technologies, Inc., and AB Air Technologies (AB Air), Ltd., a company established in the State of Israel, desire to enter into a program for the development of a residential desiccant-based air conditioning system, and

WHEREAS:

     E/ICC and AB Air both wish to accomplish Phase I of the development program with a clear definition of the obligations and benefits associated with the parties to the agreement, according to the project details in Attachment A,

NOW, THEREFORE, THE FOLLOWING ARE AGREED TO BY THE PARTIES TO THE AGREEMENT:

           1. The income resulting from the successful completion of the development program, or any part thereof, which is expected to consist of licenses and royalties, will be shared in the following way:

                 1.1 In Stage 1, income will be used to repay, on an equally shared basis, the accumulated cost of the Joint Development Program plus any subsequent accumulation of overhead expenses.

                 1.2 In Stage 2, net profit (after deduction of any continuing overhead expenses) will be shared in the following way: 50% will be shared by the parties to this agreement equally and 50% will be paid to the partner in the Joint Development Program that licenses the technology in its territory of operation. Stage 2 will continue until the accumulated net profit will reach ten (10) times the accumulated cost of the Joint Development Program.

                 1.3 Thereafter, net profit (after deduction of any continuing overhead expenses) will be shared in the following way: 20% will be shared by the parties to this agreement equally and 80% will be paid to the partner in the Joint Development Program that licenses the technology in its territory of operation.

                 1.4 For the purpose of this Agreement, the territory of AB Air will be as defined in the Agreements regarding marketing and manufacturing, and the territory of Engelhard/ICC will be all other world-wide territory.

           2. The partners in the joint development programs will share equally in the cost of the program. The budget of the program is proposed at $206,850 and should not exceed $250,000. The partners will pay for equal shares of the budget. Should the budget be revised, the same proportions will be applied. The partners will transfer all the money to a joint development bank account established on behalf of the partners in Israel

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              according to the program projected cash flow in order to prevent any setbacks. Money will be withdrawn as needed to satisfy the needs of the program. Amounts withdrawn greater than $2,000 for external expenses, whether at one time or in cumulative payments to the same vendor, such as consultants, subcontracts, and purchased materials will require the prior written approval of both parties to this agreement. Such approval will be conveyed within two business days or assumed to be approved.

           3. Engelhard/ICC and AB Air agree that the attached document, Attachment A -- Project Layout and Budget state the objectives of the joint development program at present.

         4.

                 4.1 A staff will be created at AB Air that will exist solely for the purposes of the joint development program. Any work accomplished by such employees for, or on behalf of, outside entities, including the parties to this Agreement, beyond the scope of the joint development program, will be compensated for by the recipient of the services.

                 4.2 AB Air will perform accounting for the program and will be compensated for this service in an agreed-upon way, beyond the O/H stated in Attachment A.

                 4.3 Any additional expenses will be borne equally by the
                     parties to the Agreement. This includes, but is not limited to, expenses prior to the period of performance of the program, capital expenses beyond the scope of the program and business-related expenses (such as licensee development costs) that occur after the conclusion of the program. Such expenses will be limited at this point to $50,000, of which about $30,000 has been spent already as expenses prior to the program. Any expansion of this budget will be agreed to in advance in writing by the parties to this agreement, and in no way is either party bound, without such authorization, to any amount beyond the approved amounts.

         5.

                 5.1 The partners will allow the usage of their know-how,
                     intellectual assets, relevant patents, software, etc. free of charge and declare that these assets are their sole property. All such intellectual property, as necessary to the program, and as Engelhard/ICC is free to transfer in consideration of other obligations, will be used only for the purposes of the program, and will be returned at the end of the program.

                 5.2 The acquired property of the program will be owned equally by the parties to the Agreement during the program. This includes, but is not limited to, general purpose hardware and software, specific designs, calculations, computer files, drawings, and the like, specialty tooling, and prototype units and test instrumentation. Acquired property will be disposed of in an equitable fashion at the end of the program. Those properties owned by a partner outside of the program and loaned to the program, as described in 5.1 as well any tangible properties, will be returned to the owner separately from the distribution of the jointly owned assets.

           6. Licensing costs that are specific to marketing in a specific territory will be borne by the party that deals in that territory. Costs for general services to support all licensing efforts that are relevant to all territories, such as technical support, and materials will be borne equally by the partners, up to reasonable limits, and excluding foreign travel-time, flights, expenses and subject to prior consent between the two parties.

           7. Each of the parties to this Agreement will submit account summaries to the other party on a monthly basis. AB Air will compose a monthly consolidated project summary. Any purchases beyond the scope of the program will be authorized by both parties.

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           8. All intellectual property rights (patents, etc.) that emerge as a result of the joint development program will be owned jointly by the parties to the Agreement. Ownership of these rights cannot be transferred by one party without written authorization by the other party, except as it occurs through purchase of ownership of one of the parties to the Agreement.

           9. The purpose of the joint development program is the development of a residential (low tonnage) desiccant-based, all-electric air conditioning system as defined in Attachment A.

          10. The parties to the agreement and their employees are bound to hold confidential the material developed in the course of the program. This confidentiality will extend for a period of three years after the completion of the program or after termination of employment by a particular employee. All subcontractors and consultants will be required to operate under a confidentiality agreement with terms that will be agreed upon by the parties to this agreement.

          11. The joint development program may be terminated at any time by either party only if milestones as described in the attachment are not met and cannot be met within a reasonable period of time and within the allocated budget. Upon termination or completion of the program all confidential materials will be returned to their respective owner.

          12. The management of the R&D program will be shared by AB Air and Engelhard/ICC. Each will manage the day-to-day activities of activities in its own territories and together will manage the overall flow and direction of the program. The AB Air manager will be Yehoshua Elizov, and the Engelhard/ICC manager will be Barry M. Cohen. Any substitution of the management must be agreed to by both parties.

          This document includes Attachment A.


By:/s/William Staron                                 By:/s/Israel Barlev
   Engelhard/ICC                                        /s/Gideon Goren
                                                        /s/David Ezra
                                                        AB Air


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